Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee and participants

Leidos, Inc. Retirement Plan

Reston, Virginia

We consent to the incorporation by reference in the Registration Statement No. 333-138095 on Form S-8 and Post-Effective Amendment No. 1 to Registration Statement No. 333-138095 on Form S-8 of Leidos Holdings, Inc., of our report dated June 22, 2017, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of Leidos, Inc. Retirement Plan, for the year ended December 31, 2016.

/s/ Elliott Davis Decosimo, LLC

Franklin, Tennessee

June 22, 2017